Exhibit 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Information” and “Independent Registered Public Accounting Firm”, and to the use of our report dated December 21, 2007, which is incorporated by reference in this Registration Statement on Form N-1A of Old Westbury Funds, Inc.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York

February 27, 2008